UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            THE HAVANA REPUBLIC, INC.
              Exact name of registrant as specified in its charter

         Florida                                       84-1346897
                                                       ----------
State if incorporation or organization              I.R.S. Employer
                                                   Identification No.

   1360 WESTON ROAD, WESTON, FL                           33326
   ----------------------------                           -----
Address of principal executive offices                    Zip Code

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered

     NONE                                            NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333- 40799


         Securities to be registered pursuant to Section 12(g) of the Act:

                                     Common
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT




ITEM 1.  DESCRIPTION OF REGISTRANT'S   SECURITIES TO BE REGISTERED

         Registrant incorporates by reference the Description of Securities contained in its Form SB-2 as amended, as filed with the United States Securities and Exchange Commission bearing file number 333-40799.

ITEM 2.  EXHIBITS

         Registrant incorporates by reference the Company's instruments defining the rights of the holders of the Registrant's Common Stock contained in its Form SB-2 as amended, as filed with the United States Securities and Exchange Commission bearing file number 333-40799.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        The Havana Republic, Inc.

                                        March 2, 2000




                                       By /S/ STEVE SCHATZMAN
                                          -------------------
                                          Steven Schatzman, President